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                                                                    Exhibit 99.1

Radiant Systems Successfully Launches Radiant 6.0 Product Line

Major operators across multiple retail markets are positioned to improve enterprise productivity and profitability through Web-based application suites.

Company also comments on fourth quarter analyst expectations

Atlanta, GA, December 28, 2001 - Radiant Systems, Inc. (NASDAQ: RADS) announced today it had completed initial implementations of the Radiant 6.0 product line in major retail brands spanning multiple retail industry segments. Six retail brands have now participated in the initial implementation of the product, which will enable better management of critical operational functions to help improve product profitability, customer satisfaction, and employee productivity.
Radiant 6.0, the latest release of Radiant applications designed to enable operational excellence, includes the Customer Suite, Supply Chain Suite, Workforce Suite, and Operations Management Suite. A dozen companies, which directly control 14,000 sites across three different vertical industries, have already committed to use Radiant's newest generation of software, making it the most successful product launch ever for Radiant Systems. This success, prior to the product's general release over the next few months, demonstrates the demand for high value software built on a pure web-architected platform, which also provides the flexibility to create software extensions to meet industry and client specific business requirements.

"We are pleased with the excitement generated around this product in the marketplace," commented Erez Goren, Chief Executive Officer of Radiant Systems. "Businesses are demanding software which can quickly drive bottom line improvements. There is a high demand for targeted applications to improve customer service, product profitability and employee productivity. Also, there is equal demand to deliver these applications on a pure web-architected platform. Radiant 6.0 meets both of these demands by providing the scalability required by global operators as well as key functionality for enabling operational excellence throughout the business enterprise. We look forward to continued adoption of this innovative solution."

The Company also said it is comfortable it will meet or exceed the range of analyst revenue and earnings forecasts for the quarter ended December 31, 2001, before consideration of non-recurring charges. Analyst estimates currently range from $32-33 million in revenues and from a loss of $.01 to $.00 in earnings per share.

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Mr. John Heyman, the Company's Chief Financial Officer commented, "Revenues will increase from the quarter ended September 30, 2001, though we are still seeing certain clients approach capital spending with caution. The actions we have taken earlier this quarter to reduce our costs will improve our financial performance before consideration of non-recurring charges. We are hopeful these actions will result in profitability for the current quarter and are pleased with where the business stands, given the tough economic environment. During our conference call to discuss actual results for the quarter ended December 31, 2001, we plan on providing guidance to the investment community as to our financial forecasts for 2002. Currently, we believe our product development efforts, new contract negotiations, client roll out plans and the cost reduction activities we have completed should translate into growth and profitability in 2002, though we remain cautious as to the impact the economy may have on our business and that of our clients."

Company Information

Radiant Systems, Inc. helps companies improve product profitability, employee productivity and customer service through use of innovative technology. Radiant's mission is to enable businesses to achieve operational excellence through intelligent technology. To accomplish this mission, Radiant combines powerful technology platforms, deep industry knowledge and strategic partnerships to deliver strong returns on systems investments for companies ranging in size from single site operators to multinational corporations. Headquartered in Atlanta, Radiant Systems (www.radiantsystems.com) has deployed its solutions to tens of thousands of sites worldwide.

Certain statements contained in this press release are "forward-looking statements." Within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; including the ability to integrate the operations of acquired businesses; (iii) the Company's growth strategy and operating strategy; (iv) the Company's new or future product offerings, and (v) the declaration and payment of dividends. The words "may," "would," "could," "will," "expect," "estimate," "anticipate," "believe," "intend," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company's reliance on a small number of customers for a larger portion of its revenues, fluctuations in its quarterly results, ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company's filings with the Securities and Exchange Commission.